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                                                                   EXHIBIT 10.56

                               THIRD AMENDMENT TO
              FIRST AMENDED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT


         This Third Amendment to the First Amended Executive Officer Employment Agreement ("Third Amendment") is made effective as of March 30, 2005 by and between CALLAWAY GOLF COMPANY, a Delaware corporation (the "Company"), and BRADLEY J. HOLIDAY ("Employee").

     A. The Company and Employee are parties to that certain First Amended Executive Officer Employment Agreement entered into as of June 1, 2002, as amended by a First Amendment entered into as of March 1, 2003, and as further amended by a Second Amendment effective as of September 15, 2003 (as amended, the "First Amended Agreement").

     B. The Company and Employee desire to amend further the First Amended Agreement pursuant to Section 15 thereof, in the manner set forth herein.

     NOW THEREFORE, in consideration of the foregoing and other consideration, the value and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

     1. Section 19(a) of the First Amended Agreement is amended to read as follows:

          "(a) AMOUNT. Special Severance shall consist of (i) severance payments equal to one-half of Employee's then current base salary at the same rate and on the same payment schedule as in effect at the time of termination for a period equal to the greater of twenty-four (24) months from the date of termination or the remainder of any Renewal Term; (ii) the payment of premiums owed for COBRA insurance benefits for a period of time equal to the maximum time allowable under COBRA, but not to exceed twenty-four (24) months in any event; and (iii) no other severance."

     2. Section 20(a) of this First Amended Agreement is amended to read as follows:

          "(a) TERMS AND CONDITIONS. Subject to the requirements set forth in this Section, Employee shall be eligible for Incentive Payments in the event that Employee is terminated by the Company without substantial cause pursuant to Sections 8(a) or 9(a), or terminates employment for good reason pursuant to Section 8(c). Incentive Payments shall be equal to one-half of Employee's then-current base salary paid at the rate and on the same payment schedule as in effect at the time of termination for a period of time equal to the greater of twenty-four
          (24) months from the date of termination or the remainder of any Renewal Term. Incentive Payments shall be conditioned upon Employee choosing not to engage (whether as an owner, employee, agent, consultant, or in any other capacity) in any business or venture that competes with the business of the Company or any of its affiliates. If Employee chooses to engage in such activities, then the Company shall have no obligation to make Incentive Payments for the period of time during which Employee chooses to do so."

     3. But for the amendments contained herein, and any other written amendments properly executed by the parties, the First Amended Agreement shall otherwise remain unchanged.
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     IN WITNESS WHEREOF, the parties have executed this Third Amendment to be effective as of the date first written above.

EMPLOYEE                                      COMPANY

                                              Callaway Golf Company,
                                              a Delaware corporation


                                           By:
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Bradley J. Holiday                             William C. Baker
                                               Chairman of the Board and CEO